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                                  UNITED STATES


                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report:  November 10, 2005


Date of earliest event reported:  November 7, 2005

                          Reliance Group Holdings, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

        Delaware                         1-8278                  13-3082071
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(State or other jurisdiction           (Commission              (IRS Employer
      of incorporation)                File Number)          Identification No.)

5 Hanover Square, New York, NY                                    10004
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(Address of principal executive offices)                        (Zip Code)

Registrant's telephone number, including area code 212-785-5690

                                 Not applicable
         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.03  Bankruptcy or Receivership

(b) On November 7, 2005, the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court") entered an order confirming the First Amended Plan of Reorganization of Reliance Group Holdings, Inc. Under Chapter 11 of the Bankruptcy Code (the "Plan"), filed by the Official Committee of Unsecured Creditors (the "Creditors' Committee") for the Registrant (also referred to herein as the "Debtor"). The Creditors' Committee was the proponent of the Plan within the meaning of the Bankruptcy Code. The effective date of the Plan has not yet occurred. Technical amendments to the Plan may be made prior to the Plan's effectiveness.

The following is a summary of the material features of the Plan and is qualified in its entirety by reference to the Plan itself. A copy of the Plan is attached hereto as Exhibit 2.1 and incorporated herein by reference.

The Plan is a plan of liquidation of the Debtor, which will be principally implemented through a liquidating trust. On the effective date of the Plan, all assets of the estate of the Debtor shall be transferred into a liquidating trust (the "Liquidating Trust") and shall become trust property. James A. Goodman, a natural person, shall be appointed Trustee of the Liquidating Trust. The Debtor shall be deemed dissolved under applicable state law. The Plan, among other things, implements the terms of several agreements that were previously approved by the Bankruptcy Court with respect to the Debtor and Reliance Financial Services Corporation, a prior subsidiary of the Debtor ("RFSC"), and is consistent with the previously confirmed RFSC Plan.

Under the Plan, the holders of administrative expense claims, priority tax claims and other priority claims will be paid in full or otherwise treated such that they will be unimpaired under the Plan.

Holders of secured claims will be paid in full or otherwise treated such that they will be unimpaired under the Plan.

Each holder of 9% Senior Notes due November 15, 2000 will receive its pro rata share of noncertificated beneficial interests in the Liquidating Trust.

Each holder of 9 3/4% Senior Subordinated Debentures due November 15, 2003 will receive its pro rata share of certain dollar amounts as detailed in the Plan.


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Each holder of general unsecured claims against the Debtor will receive its pro rata share of noncertificated beneficial interests in the Liquidating Trust.

Each such holder of 9% Senior Notes, 9 3/4% Senior Subordinated Debentures and general unsecured claims that is not an opt-out claimant will be deemed to assign certain litigation claims to the Debtor (to be further assigned to the Liquidating Trust).

The statutory liquidator of Reliance Insurance Company, a prior subsidiary of the Debtor, as holder of the "Liquidator Claim" described in the Plan, shall receive payments or other distributions provided under certain pre-existing agreements described in the Plan.

Certain claims relating to the purchase and sale of securities and certain claims for fines, penalties, disgorgement or restitution are treated as subordinated and will not receive any distributions under the Plan.

The Debtor's common stock and other equity interests will be cancelled and the holders of such securities will receive no distributions under the Plan on account thereof.

Noncertificated, beneficial interests in the Liquidating Trust will be issued pursuant to the Plan. The noncertificated beneficial interests will not be listed on any securities exchange or quotation system, will not be represented by certificates and will not be transferable (except pursuant to the laws of descent and distribution or otherwise by operation of law).

Reference is made to the Debtors' Monthly Operating Report for September 2005, which is attached hereto as Exhibit 99.1 and incorporated by reference.

The information contained in this Monthly Operating Report is preliminary and subject to revision, and the Registrant cautions readers not to place undue reliance upon this information. This Monthly Operating Report is unaudited, in a format prescribed by the applicable bankruptcy laws, and does not contain all of the information necessary to be in conformity with generally accepted accounting principles. The information in this Monthly Operating Report might not be indicative of the Registrant's financial condition or operating results for the period that would be reflected in the Registrant's consolidated financial statements or in reports pursuant to the Securities Exchange Act of 1934. The information set forth in this Monthly Operating Report should not be viewed as indicative of future results and should not be used for investment purposes.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

2.1 First Amended Plan of Reorganization of Reliance Group Holdings, Inc. Under Chapter 11 of the Bankruptcy Code, filed on September 22, 2005, together with the Final Order confirming the Plan entered on November 7, 2005 by the US Bankruptcy Court for the Southern District of New York.

99.1   Debtors' Monthly Operating Report for September 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     Reliance Group Holdings, Inc.

Dated: November 10, 2005

                                     /s/ Paul W. Zeller
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                                     By: Paul W. Zeller
                                     Title: President & CEO



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